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                                                           EXHIBIT 3.2


                                   BY-LAWS OF

                           URSUS TELECOM CORPORATION

                             A FLORIDA CORPORATION

                              ARTICLE I - OFFICES

            The principal office of the corporation shall be established and maintained at 440 Sawgrass Corporate Parkway, Suite 112, in the City of Sunrise, County of Broward, State of Florida, or such other place as may be determined by the board of directors from time to time. The corporation may also have offices at such places within or without the State of Florida as the board of directors ("board") may from time to time establish.

                           ARTICLE II - SHAREHOLDERS

1. PLACE OF MEETINGS

            Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the board shall authorize.

2. ANNUAL MEETING

            The annual meeting of shareholders shall be held each year on the first Wednesday in APRIL at a time as set by the board by resolution, or on such other date and at such other time as the board shall determine, to elect a board and transact such other business as may properly come before the meeting.

3. SPECIAL MEETINGS

            Special meetings of the shareholders may be called by the board or by the chief executive officer or president or at the written request of shareholders owning 50% of the stock entitled to vote at such meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than thirty days after the request is made. The secretary shall issue the call for the meeting unless the president, the board or the shareholders requesting the meeting shall designate another to make said call.

4. NOTICE OF MEETINGS

            Written notice of each meeting of shareholders shall state the purpose of the meeting and the time and place of the
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meeting. Notice shall be mailed to each shareholder entitled to vote at such meeting at his last address as it appears on the records of the corporation, not less than ten nor more than thirty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any shareholder shall transfer his stock after such notice has been given, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting either before, during or after the meeting.

5. RECORD DATE

            The board may fix a record date not more than thirty days prior to the date set for a meeting of shareholders as the date as of which the shareholders of record who are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

6. VOTING

            Every shareholder of Class "A" common shares and Class "B" common shares of the corporation shall be entitled, at each shareholder's meeting and upon each proposal presented at each meeting, to one vote for each share of such stock recorded in his name on the books of the corporation on the record date as fixed by the board, and if no record date was fixed, on the date of the meeting; provided, however, that if the number of directors of the corporation is three or fewer, then only holders of Class "A" common shares shall be entitled to vote for the election of directors and holders of Class "B" common shares shall not be entitled to vote for the election of directors; and provided further that if the number of directors of the Corporation is greater than three, then holders of the Class "A" common shares shall have the exclusive right to elect, and holders of the Class "B" common shares shall not be entitled to vote for, three of such directors. No shareholder of Class "C" common shares of the corporation shall be entitled to vote on any proposal that may come before any shareholder's meeting, said shares being non-voting shares for all purposes. The record of shareholders shall be produced at the meeting, upon the request of any shareholder. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by a majority of the votes cast.

7. QUORUM

            The presence, in person or by proxy, of shareholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the


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shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

8. PROXIES

            At any shareholders' meeting or any adjournment thereof, any shareholder of record entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide. In the event that any such instrument provides for an even number of persons to act as proxies, or if the number of persons designated to act as proxies by such an instrument present at any meeting is even, and if said persons disagree on their proposed vote, and are equally divided, no vote pursuant to said instrument shall be cast unless the instrument provides a mechanism to break the deadlock. Unless the instrument provides otherwise, any proxy is revocable by either (i) attendance by the giver of the proxy at the meeting for which the proxy was given and the exercise thereat of the privilege of voting by the giver of the proxy; or (ii) delivery to the secretary of an instrument revoking the proxy, which revocation shall be effective upon delivery.

                            ARTICLE III - DIRECTORS

1. BOARD OF DIRECTORS

            The business of the corporation shall be managed and its corporate powers exercised by a board consisting of at least one director, but not more than seven directors, such number to be determined by the shareholders. Each director shall be of full age. It shall not be necessary for directors to be shareholders. Notwithstanding the foregoing, the initial board shall consist of


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two persons until such number is changed by action of the shareholders. Upon any increase in the number of directors, the additional directors may be elected by the shareholders, but if the shareholders do not do so, then such additional directors shall be elected by the board, each to serve until the next annual meeting of the shareholders of the corporation and until his successor is elected and has qualified.

2. ELECTION AND TERM OF DIRECTORS

            Directors shall be elected at the annual meeting of shareholders and each director elected shall hold office until the next annual meeting of shareholders and until his successor has been duly elected and qualified, or until his prior resignation or removal.

3. VACANCIES

            If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall have been duly elected and qualified. If the vacancy arises with respect to a director elected by the shareholders of the Class "A" common shares, said vacancy will be filled by the majority of the shareholders holding such shares within fifteen days thereafter.

4. REMOVAL OF DIRECTORS

            Any or all of the directors may be removed, with or without cause, by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of shareholders called for that purpose; provided however, that any directors elected by the shareholders holding Class "A" common shares may only be removed by a vote of a majority of all the Claws "A" common shares outstanding and entitled to vote at such special meeting.

5. RESIGNATION

            A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

6. QUORUM OF DIRECTORS


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            A majority of the directors in office shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

7. PLACE AND TIME OF BOARD MEETINGS

            The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Florida, as it may from time to time determine.

8. REGULAR ANNUAL MEETING

            A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

9. NOTICE OF MEETING OF THE BOARD

            Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon notice to each director by mailing such notice at least five days prior to the meeting, or orally, or by personal service, or by telegram, or by telecopier at least two days prior to the meeting; special meetings shall be called by the president or by the secretary in a like manner on written request of one director. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting the lack of notice to him prior thereto or at its commencement. The notice of any board meeting need not specify the purpose of the meeting.

10. EXECUTIVE AND OTHER COMMITTEES

            The board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By-laws, may exercise the powers of the board in the management of the business of the corporation to the extent permitted by the Florida Business Corporation Act.

11. COMPENSATION


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            The board may fix a rate of compensation to be paid to directors for their services to the corporation in that capacity.

12. CONFERENCE TELEPHONE

            Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.

                             ARTICLE IV - OFFICERS

1. ELECTION AND TERM

            a) The board may elect or appoint a chairman of the board, a chief executive officer, a president, vice presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

            b) Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the regular annual meeting of the board to be held immediately following the annual meeting of the shareholders and until his successor has been duly elected and qualified, or until his prior resignation or removal.

2. REMOVAL, RESIGNATION, SALARY, ETC.

                  a) Any officer elected or appointed by the board may be
            removed by the board with or without cause.

                  b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

                  c) Any two or more offices may be held by the same person.

                  d) The salaries of all officers shall be fixed by the board.

3. CHAIRMAN

            The chairman of the board, if one be elected, shall preside at all meetings of the board and he shall have and perform


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such other duties as from time to time may be assigned to him by the board or the executive committee.

4. PRESIDENT AND CHIEF EXECUTIVE OFFICER

            The president and chief executive officer shall have the general powers and duties from time to time assigned to him by the board or executive committee. He shall preside at all meetings of the shareholders if present thereat, and if the chairman of the board is absent or there is no chairman of the board, at all meetings of the board, and shall have general supervision, direction and control of the business of the corporation.

4. EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

            The executive vice president and chief operating officer shall be the chief operating officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of the chief operating officer of a corporation. During the absence or disability of the president and chief executive officer, the executive vice president and chief operating officer shall have all the powers and functions of the president.

5. VICE-PRESIDENT

            During the absence or disability of the executive vice president and chief operating officer, the vice president, or if there are more than one, the first vice president, shall have all the powers and functions of the executive vice president and chief operating officer. Each vice president shall perform such other duties as the board shall prescribe.

6. SECRETARY

            The secretary shall attend all meetings of the board and of the shareholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of meetings of shareholders and of special meetings of the board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board, when required prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to a vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the board, or assigned to him by the chief executive officer or one president.


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7. ASSISTANT SECRETARY

            During the absence or disability of the secretary, the assistant secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

9. TREASURER

            The treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in much depositories as may be designated by the board, disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements, render to the chief executive officer, the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation, render a full financial report at the annual meeting of the shareholders if so requested, and perform such other duties as are given to him by these By-laws or as from time to time are assigned to him by the board, the chief executive officer or the president.

9. ASSISTANT TREASURER

            During the absence or disability of the treasurer, the assistant treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

10. SURETIES AND BONDS

            In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                      ARTICLE V - CERTIFICATES FOR SHARES

1. CERTIFICATES

            The shares of the corporation shall be represented by certificates, which certificates shall state the class of common shares represented thereby and shall be numbered and entered in


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the books of the corporation as they are issued. They shall exhibit the holder's name and the class of shares represented thereby and shall be signed by the chief executive officer, the president or a vice president and by the treasurer or the secretary and shall bear the corporate seal. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

2. LOST OR DESTROYED CERTIFICATES

            The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct so as to indemnify the corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFERS OF SHARES

            Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of any applicable transfer taxes, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the corporation.

4. CLOSING TRANSFER BOOKS

            The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (a) any shareholders' meeting, or (b) any date upon which stock holders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time when the transfer books are closed, shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting, or (b) allowing


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them to take such action without a meeting, or (c) entitling them to receive such dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS

            The board may out of funds legally therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of the funds of the corporation available for dividends, such sum or sums as the board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the board shall deem conducive to the interests of the corporation.

                          ARTICLE VII - CORPORATE SEAL

            The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                    ARTICLE VIII - EXECUTION OF INSTRUMENTS

            All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

            All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the board.

                            ARTICLE IX - FISCAL YEAR

            The fiscal year shall end on December 31st of each year.

                    ARTICLE X - NOTICE AND WAIVER OF NOTICE


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            Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

            Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                           ARTICLE XI - CONSTRUCTION

            Whenever a conflict arises between the language of these By-laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

                     ARTICLE XII - ACTION WITHOUT MEETINGS

            Any action of the directors or any committee of the board may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting, and filed with the secretary of the corporation as part of the proceedings of the directors or such committee, as the case may be.

                            ARTICLE XIII - INDEMNITY

            Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the corporation shall be entitled to be indemnified in connection with proceedings and other matters by the corporation to the fullest extent permitted by the Florida Business Corporation Act, as the same may be amended from time to time; provided however, that to the extent permitted by law, no such amendment shall lessen the scope of the indemnity provided by Florida law as of the date of the adoption of these By-laws.


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                            ARTICLE XIV - AMENDMENT

            These By-laws may be altered, amended or repealed and new By-laws may be adopted by either the board or the shareholders, but the board may not alter, amend or repeal any By-law (i) relating to the voting rights of the various classes of common shares of the corporation without the unanimous consent of all shareholders holding the class of common shares affected by such action, or (ii) adopted by the shareholders if the shareholders specifically prescribe in such By-law that it shall not be altered, amended or repealed by the board.

            I, JEFFREY CHASKIN, the corporate secretary of URSUS TELECOM CORPORATION do hereby declare and certify that this is a true and accurate copy of the by-laws of the aforesaid corporation.

                                    URSUS TELECOM CORPORATION


                                    By: /s/ Jeffrey Chaskin
                                        --------------------------------
                                    Jeffrey Chaskin, Corporate Secretary


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or other enterprise which such person serves or served as such at the request of the corporation shall be entitled to be indemnified in connection with proceedings and other matters by the corporation to the fullest extent permitted by the Florida Business Corporation Act, as the same may be amended from time to time; provided however, that to the extent permitted by law, no such amendment shall lessen the scope of the indemnity provided by Florida law as of the date of the adoption of these By-laws.

                            ARTICLE XIV - AMENDMENT

            These By-laws may be altered, amended or repealed and new By-laws may be adopted by either the board or the shareholders, but the board may not alter, amend or repeal any By-law (i) relating to the voting rights of the various classes of common shares of the corporation without the unanimous consent of all shareholders holding the class of common shares affected by such action, or (ii) adopted by the shareholders if the shareholders specifically prescribe in such By-law that it shall not be altered, amended or repealed by the board.

            I, JEFFREY CHASKIN, the Secretary of URSUS TEL.NET CORPORATION, do hereby declare and certify that the foregoing By-laws are a true and accurate copy of the By-laws of the corporation.


                                    /s/ Jeffrey Chaskin
                                    -----------------------------
                                    Jeffrey Chaskin, Secretary


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